Exhibit 10.4
LIFEPOINT HOSPITALS, INC.
OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN
Amended and Restated
Effective May 14, 2008

LIFEPOINT HOSPITALS, INC.
OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN
Table of Contents

1.	Introduction	1
2.	Definitions	1
	(a) Agreement	1
	(b) Annual Award	1
	(c) Annual Retainer	1
	(d) Award	1
	(e) Board	1
	(f) Board Term	1
	(g) Code	1
	(h) Common Stock	1
	(i) Company	2
	(j) Deferred Restricted Stock	2
	(k) Deferred Restricted Stock Account	2
	(l) Deferred Stock Unit	2
	(m) Deferred Stock Unit Account	2
	(n) Disability	2
	(o) Discretionary Option	2
	(p) Election Notice	2
	(q) Exchange Act	2
	(r) Fair Market Value	2
	(s) Initial Award	2
	(t) Option	3
	(u) Option Price	3
	(v) Outside Director	3
	(w) Participant	3
	(x) Plan	3
	(y) Realization Date	3
	(z) Restricted Stock	3
	(aa) Separation from Service	3
	(bb) Shares	4
	(cc) Subsidiary	4
3.	Administration of the Plan	4
4.	Stock Subject to Plan	4
	4.1 Number of Shares	4
	4.2 Reuse of Shares	4
5.	Award Grants	4
	5.1 Initial Awards	4
	5.2 Annual Awards	4
	5.3 Discretionary Awards	5
6.	Options	5
	6.1 Grant of Options	5
	6.2 Option Price	5

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	6.3 Option Term	5
	6.4 Option Vesting	5
	6.5 Option Exercise	5
	6.6 Limited Transferabilitv of Options	6
	6.7 Death of Optionee	6
	6.8 Disability	7
	6.9 Other Termination of Service	7
7.	Restricted Stock	7
	7.1 Grant of Restricted Stock	7
	7.2 Deferred Restricted Stock Awards	7
	7.3 Vesting	8
	7.4 Restrictions	8
	7.5 Rights as Stockholder	8
	7.6 Section 83(b) Election	8
8.	Deferred Stock Units	8
	8.1 Grant of Deferred Stock Units	8
	8.2 Deferred Stock Unit Awards	8
	8.3 Deferred Stock Unit Deferral Elections	9
9.	Change in Control	10
	9.1 Effect of Change in Control	10
	9.2 Definition	10
	9.3 Realization Date upon Change in Control	12
10.	Anti-dilution Adjustments	12
11.	Conditions of Issuance of Stock Certificates	13
	11.1 Applicable Conditions	13
	11.2 Legends	13
12.	No Rights to Continued Service	13
13.	No Rights to Assets of the Company	13
14.	Amendment and Termination of the Plan	13
15.	Term of the Plan	14
16.	Governing Law	14

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LIFEPOINT HOSPITALS, INC.
OUTSIDE DIRECTORS STOCK AND INCENTIVE COMPENSATION PLAN
1. Introduction.
     This Plan is maintained by LifePoint Hospitals, Inc. (the “Company”) as the “LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan” (the “Plan”). The Plan was adopted by the Company to encourage ownership of stock in the Company by Outside Directors, to provide an incentive to such directors to continue to serve the Company and to aid the Company in attracting qualified director candidates in the future.
     The provisions of the Plan are intended to satisfy any applicable requirements of section 16(b) of the Securities Exchange Act of 1934, and shall be interpreted in a manner consistent with any such requirements thereof, as now or hereafter construed, interpreted and applied by regulation, rulings and cases.
     The Plan has been amended from time to time by the Company. The Company now desires to amend and restate the Plan to consolidate all amendments into a single document, to comply with section 409A of the Code, and to provide for the discretionary granting of Deferred Stock Unit Awards. This amendment and restatement is effective as of May 14, 2008 in accordance with the terms and condition set forth herein.
2. Definitions. As used in the Plan, the following words and phrases shall have the meanings indicated:
(a)	“Agreement” shall mean a written agreement entered into between the Company and a Participant in connection with any Award granted under the Plan.

(b)	“Annual Award” shall mean an Award granted pursuant to Section 5.2 hereof.

(c)	“Annual Retainer” shall mean the annual fee earned by the Participant for his or her service on the Board, which shall not include committee chair fees and meeting fees.

(d)	“Award” shall mean the grant of Options, Restricted Stock, Deferred Restricted Stock and/or Deferred Stock Units.

(e)	“Board” shall mean the Board of Directors of the Company.

(f)	“Board Term” shall mean each Board year beginning on the date of an annual meeting of the Company’s stockholders and ending on the date immediately preceding the next annual meeting of the Company’s stockholders.

(g)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h)	“Common Stock” shall mean the common stock of the Company.

(i)	“Company” shall mean LifePoint Hospitals, Inc., a Delaware corporation, or any successor corporation.

(j)	“Deferred Restricted Stock” shall mean a bookkeeping unit entitling a Participant to a share of Common Stock on the Realization Date (and shall include fractional units).

(k)	“Deferred Restricted Stock Account” shall mean a bookkeeping account maintained by the Company reflecting the number of shares of Restricted Stock credited to a Participant pursuant to Section 7.2 hereof.

(l)	“Deferred Stock Unit” shall mean a bookkeeping unit entitling a Participant to a Share on the Realization Date (and shall include fractional units).

(m)	“Deferred Stock Unit Account” shall mean a bookkeeping account maintained by the Company reflecting the number of Deferred Stock Units credited to a Participant pursuant to Section 8.2 and/or 8.3 hereof.

(n)	“Disability” shall mean that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months.

(o)	“Discretionary Award” shall mean an Award granted pursuant to Section 5.3.

(p)	“Election Notice” shall mean a written election, in such form as the Board shall prescribe, submitted by a Participant to the Company in connection with a Deferred Stock Unit under the Plan.

(q)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(r)	“Fair Market Value” per Share or per Deferred Stock Unit as of a given date shall mean the closing sales price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported. If the Shares are not listed on the Nasdaq Stock Market on the date as of which Fair Market Value is to be determined, the Board shall in good faith determine the Fair Market Value in whatever manner it considers appropriate, provided, however, that such determination shall be made in a manner that complies with the rules regarding determination of fair market value under section 409A of the Code.

(s)	“Initial Award” shall mean an award granted pursuant to Section 5.1 hereof.

(t)	“Option” shall mean the right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

(u)	“Option Price” shall mean the price at which each share of Common Stock subject to an Option may be purchased, determined in accordance with Section 6.2 hereof.

(v)	“Outside Director” shall mean any member of the Board who is not also an employee of the Company (or any Subsidiary thereof).

(w)	“Participant” shall mean any Outside Director who has received an Option or other award (or credit) hereunder that has not yet terminated.

(x)	“Plan” shall mean this LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan.

(y)	“Realization Date” shall mean the date that an applicable account or any portion thereof is settled in Common Stock or other payment to the Participant. With respect to any Deferred Restricted Stock allocated to a Participant’s Deferred Restricted Stock Account under Section 7.2, the Realization Date shall be the date established by the Board at the time of grant. With respect to any Deferred Stock Unit allocated to a Participant’s Deferred Stock Unit Account under Section 8.3, the Realization Date shall be, as elected by the Participant, the first business day following (i) the second anniversary of the date such Deferred Stock Unit is credited to the Participant’s Deferred Stock Unit Account, or (ii) the date the Participant ceases to be a member of the Board. The Realization Date must be either the date on which a Director experiences a Separation from Service or a specified date determined at the time of the grant or, if applicable, the Election Notice. In the case of a specified employee, as defined in section 409A of the Code, any settlement of an Award or payment as the result of a Director’s Separation from Service must be six months after the date of such Separation from Service except as otherwise allowed by section 409A of the Code and regulations thereunder.

(z)	“Restricted Stock” shall mean an Award entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.

(aa)	“Separation from Service” shall mean the later of (i) the date on which the Participant ceases to be a Director, or (ii) the date the Participant is no longer providing services to the Company or a Related Company as an independent contractor or otherwise. A reduction in bona fide services to 20 percent or less of the services performed by the Participant for the Company during the immediately preceding 36 months (or complete period of service, if less than 36 months) shall be considered Separation from Service. For purposes of determining whether a Director has experienced a Separation from Service, the phrase “Related Company” shall mean any company or business within the controlled group with the Company as determined by section 414(b) and (c) of the Code except that in applying section 1563(a)(1), (2) and (3) of the Code “at least 50 percent” shall be substituted for “at least 80 percent” each place that it appears in such section.
(bb)	“Shares” shall mean shares of Common Stock of the Company.

(cc)	“Subsidiary” shall have the meaning set forth in Section 9.2.
3. Administration of the Plan.
     The Plan shall be administered by the Board. The Board shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the details and provisions of the Election Notices and Agreements and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board’s determinations on the foregoing matters shall be final and conclusive. No member of the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any grant hereunder.
4. Stock Subject to Plan.
     4.1 Number of Shares. The maximum number of Shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 375,000, which number shall be subject to adjustment as provided in Section 10 hereof. Such Shares may be either authorized but unissued shares, or Shares that shall have been or may be reacquired by the Company.
     4.2 Reuse of Shares. If an Option, Restricted Stock, Deferred Restricted Stock or a Deferred Stock Unit Award under the Plan is canceled, terminates, expires unexercised or is exchanged for a different award without the issuance of Shares of Common Stock, the covered Shares shall, to the extent of such termination or non-use, again be available for Awards thereafter granted during the term of the Plan.
5. Award Grants.
     5.1 Initial Awards. Upon commencement of service as an Outside Director, the Board may, in its sole discretion, grant such Outside Director an Initial Award which shall cover a number of shares and in such form as shall be determined by the Board. An Initial Award in the form of Restricted Stock shall be subject to the vesting requirements specified by the Board.
     5.2 Annual Awards. The Board may, in its sole discretion, grant each person who is an Outside Director on the first business day of any Board Term an Annual Award on such date which shall cover a number of Shares determined by the Board.

     5.3 Discretionary Awards. The Board may, from time to time, in its sole discretion, designate Outside Directors who are to be granted Discretionary Awards and determine the number of shares subject to such Discretionary Awards.
6. Options.
     6.1 Grant of Options. Awards of Options are Awards that entitle a Participant to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
     6.2 Option Price. The Option Price of each Share subject to an Option under an Annual Award or Initial Award shall be 100 percent of the Fair Market Value of a Share on the date of grant. The Option Price of each Share subject to an Option under a Discretionary Award shall be determined by the Board; provided, however, that the Option Price of each Share under any Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant.
     6.3 Option Term. The term of any Option issued pursuant to the Plan shall be ten years from the date of grant and may extend beyond the date of termination of the Plan; provided, however, that the Board may, in the case of a Discretionary Award, provide for a shorter exercise period in the Agreement.
     6.4 Option Vesting. An Initial Award in the form of an Option shall become fully exercisable no sooner than the third anniversary of the date of grant. An Option granted as an Annual Award shall become exercisable no earlier than in three cumulative installments, each of which shall relate to 33 1/3% of the Shares covered by the Option, on the date of grant and the two next succeeding anniversary dates thereof, respectively. For an Option under a Discretionary Award, the Board, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, such Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability or vesting of any such Option at any time.
     6.5 Option Exercise. An Option may be exercised in whole or in part at any time to the extent vested, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of Shares, delivered to the Company at its principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. Payment of the Option Price shall be made (i) in cash or cash equivalents, (ii) in whole Shares valued at the closing sales price of the Common Stock on the Nasdaq Stock Market on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date, in which case the exercise date shall instead be considered to be such next trading date) or (iii) by a combination of such cash (or cash equivalents) and such Common Stock; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the exercise price.

Subject to the provisions of Section 11 hereof, the Company shall issue a stock certificate for the Shares purchased by exercise of an Option, in the name of the optionee (or other person exercising the Option in accordance with the provisions of the Plan), as soon as practicable after due exercise and payment of the aggregate Option Price for such Shares.
     6.6 Limited Transferability of Options. All Options shall be nontransferable except (i) upon the optionee’s death, by the optionee’s will or the laws of descent and distribution or (ii) on a case-by-case basis, as may be approved by the Board in its discretion, in accordance with the terms provided below. Each Agreement shall provide that the optionee may, during his or her lifetime and subject to the prior approval of the Board at the time of proposed transfer, transfer all or part of the Option to a Family Member (as defined below), provided that such transfer is made for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Optionee. The transfer of an Option shall be subject to such other terms and conditions as the Board may in its discretion impose from time to time, including (without limitation) a condition that the portion of the Option to be transferred be vested and exercisable by the optionee at the time of the transfer and a requirement that the terms of such transfer be documented in a written agreement (in such form as the Board may prescribe). Subsequent transfers of an Option transferred under this Section 6.6 shall be prohibited, other than by will or the laws of descent and distribution upon the death of the transferee.
     For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests.
     No transfer of an Option by the optionee by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Board may deem necessary to establish the validity of the transfer. During the lifetime of an optionee, except as provided above, the Option shall be exercisable only by the optionee, except that, in the case of an optionee who is legally incapacitated, the Option shall be exercisable by the optionee’s guardian or legal representative. In the event of any transfer of an Option to a Family Member in accordance with the provisions of this Section 6.6, such Family Member shall thereafter have all rights that would otherwise be held by such optionee (or by such optionee’s guardian, legal representative or beneficiary), except as otherwise provided herein. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option, shall be null and void and without effect.
     6.7 Death of Optionee. If an optionee dies while he or she is an Outside Director, the executor or administrator of the estate of the decedent (or the person or persons to whom an Option shall have been validly transferred in accordance with Section 6.6) shall have the right, during the period ending six months after the date of the optionee’s death (subject to the provisions of Section 6.3 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee’s death and shall not have been previously exercised.
     6.8 Disability. If an optionee’s service as an Outside Director shall be terminated as a result of Disability, the optionee (or in the case of an optionee who is legally incapacitated, his or her guardian or legal representative) shall have the right, during a period ending six months after the date of his or her disability (subject to the provisions of Section 6.3 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable at the date of such optionee’s Disability and shall not have been previously exercised.
     6.9 Other Termination of Service. If an optionee’s service as an Outside Director shall be terminated for any reason other than death or Disability, the optionee shall have the right, during the period ending ninety days after such termination (subject to the provisions of Section 6.3 hereof concerning the maximum term of an Option), to exercise the Option to the extent that it was exercisable on the date of such termination of service and shall not have been previously exercised.
7. Restricted Stock.
     7.1 Grant of Restricted Stock. Awards of Restricted Stock are Awards that entitle a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Board are satisfied.
     7.2 Deferred Restricted Stock Awards. The Board may designate any Award of Restricted Stock as a Deferred Restricted Stock Award. The Agreement granting an Award of Deferred Restricted Stock shall set forth the terms of the Award, including, but not limited to, the terms and conditions under which the Award shall vest and become nonforfeitable subject to the following terms and conditions:
(a)	Dividend Equivalents. A Participant shall be credited with dividend equivalents on all Deferred Restricted Stock credited to his or her Deferred Restricted Stock Account at the time of any payment of dividends on Shares to stockholders. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of shares of Deferred Restricted Stock then credited to him or her. Any such dividend equivalent shall be credited to the Participant’s Deferred Restricted Stock Account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Restricted Stock shares based upon the Fair Market Value of a Share on the date of such crediting.
(b)	Payment of Awards. With respect to any Deferred Restricted Stock Award, a Participant shall be entitled to payment on the Realization Date for such Award. Subject to the provisions of Section 11, such payment in respect of any Deferred Restricted Stock Awards shall be made through the issuance to the Participant of a stock certificate for a number of Shares equal to the number of shares designated in the Award, as adjusted pursuant to Section 7.2(a).
     7.3 Vesting. The restrictions imposed on Shares granted under a Restricted Stock Award (including a Deferred Restricted Stock Award) shall lapse in accordance with the vesting requirements specified by the Board, which may be specified in an Agreement. Such vesting requirements may be based on the continued service of the Participant as a member of the Board for a specified time period or periods. Such vesting requirements may, in addition to or in the alternative, be based on the attainment of specified business goals or measures established by the Board in its sole discretion.
     7.4 Restrictions. Restricted Stock may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Board. The Board may require the Participant to enter into an escrow agreement providing that the certificates representing the Restricted Stock will remain in the physical custody of an escrow holder until all restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the applicable shares of Restricted Stock being forfeited and returned to the Company, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Board. The Board may require that certificates representing the Restricted Stock bear a legend making appropriate reference to the restrictions imposed. The Board may, in connection with an Award of Restricted Stock, require the payment of a specified purchase price.
     7.5 Rights as Stockholder. Subject to the foregoing provisions of this Section and the applicable Agreement, the Participant will have all rights of a stockholder with respect to the Restricted Stock, including the right to vote the Restricted Stock and receive all dividends and other distributions paid or made with respect thereto, unless the Board determines otherwise at the time the Restricted Stock is granted. The Participant will not have rights of a stockholder with respect to Deferred Restricted Stock until the Realization Date.
     7.6 Section 83(b) Election. The Board may provide in an Award of Restricted Stock, which may be set forth in the terms of an Agreement, that the Restricted Stock is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to Restricted Stock, the participant shall be required to promptly file a copy of such election with the Company.
8. Deferred Stock Units.
     8.1 Grant of Deferred Stock Units. Awards of Deferred Stock Units are Awards that entitle a Participant to receive shares of Common Stock at the Realization Date upon terms and conditions set forth in an Agreement or Election Notice. A Deferred Stock Unit represents an unfunded promise by the Company and is not a transfer of property within the meaning of section 83 of the Code.
     8.2 Deferred Stock Unit Awards. A Participant may receive a Deferred Stock Unit Award as determined from time to time at the discretion of the Board. Further, pursuant to

Section 8.3, a Participant shall receive a Deferred Stock Unit Award for each Board Term in respect of which he makes an Election Notice. Such Deferred Stock Unit Award shall be granted as of the first business day of the Board Term and shall be for a number of Deferred Stock Units determined by dividing (A) the additional Annual Retainer amount that would have been payable to the Participant in cash in the absence of his or her Election Notice, by (B) the Fair Market Value of a Share on the date of grant. Any Agreement for an Award of Deferred Stock Units shall set forth the terms of the Award, including, but not limited to, the terms and conditions under which the Award shall vest and become nonforfeitable subject to the following terms and conditions:
(a)	Vesting. Deferred Stock Units shall become vested as determined by the Board at the time of grant, except as otherwise provided in Section 8.3.

(b)	Dividend Equivalents. A Participant shall be credited with dividend equivalents on all Deferred Stock Units credited to his or her Deferred Stock Unit Account at the time of any payment of dividends on Shares to stockholders. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a stockholder in respect of a number of Shares equal to the number of Deferred Stock Units then credited to him. Any such dividend equivalent shall be credited to the Participant’s Deferred Stock Unit Account as of the date on which such dividend would have been payable and shall be converted into additional Deferred Stock Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting.

(c)	Payment of Awards. A Participant shall be entitled to payment, in respect of Deferred Stock Units credited to him, on the Realization Date for such Deferred Stock Units provided in an Agreement or as indicated by Participant in the applicable Election Notice as described in Section 8.3. Subject to the provisions of Section 11, such payment in respect of any Deferred Stock Units shall be made through the issuance to the Participant of a stock certificate for a number of Shares equal to the number of such Deferred Stock Units, as adjusted by Section 8.2(b).
     8.3 Deferred Stock Unit Deferral Elections.
(a)	For each Board Term during which the Plan is in effect, a Participant may elect to receive, in lieu of all or any portion (in multiples of 25%) of his or her Annual Retainer payable for such Board Term, an Award of Deferred Stock Units pursuant to Section 8.2 hereof.

(b)	A Participant’s election shall be made for each calendar year by filing an Election Notice with the Company, in accordance with procedures adopted by the Board, on or before December 15 of the calendar year immediately preceding the calendar year for which such Annual Retainer is to be paid. In addition, all elections under this Section 8.3 must be in compliance with the Company’s insider trading policy. All Deferred Stock Units granted pursuant to a Participant’s deferral election shall be immediately 100% vested.
(c)	Unless stated otherwise in an Election Notice that is authorized by the Board, an Election Notice shall continue in effect at the end of each calendar year and apply to each succeeding calendar year unless the Participant changes or revokes his or her election prior the beginning of a succeeding election year.
9. Change in Control.
     9.1 Effect of Change in Control. Unless stated otherwise in an Agreement, the provisions of this Section 9.1 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 9) for those outstanding under the Plan.
     In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then (i) all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to Options, fully exercisable, and (ii) any Options that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.
     In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 9 for those outstanding under the Plan), and the directorship of a Participant is terminated within 18 months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited and, with respect to Options, fully exercisable.
     9.2 Definition. For purposes of Section 9.1 hereof, “change in control” of the Company shall be deemed to have occurred upon the occurrence of any of the following:
(a)	An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Exchange Act immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a change in control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a change in control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a “Subsidiary”) or (ii) the Company or any Subsidiary.
(b)	The individuals who, as of the date the Company issues any class of equity securities required to be registered under Section 12 of the Exchange Act, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election, or nomination for election, by the Company’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (1) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of this Section 9.2; or

(c)	Consummation, after approval by stockholders of the Company, of:
(1)	A merger, consolidation or reorganization involving the Company, unless,
(A)	The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)	The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

(C)	No Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the

Company, the Surviving Corporation or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.
(2)	A complete liquidation or dissolution of the Company; or

(3)	An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a change in control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a change in control shall occur.
     9.3 Realization Date upon Change in Control. Notwithstanding anything herein to the contrary, a Change in Control shall not affect the Realization Date of any Award.
10. Anti-dilution Adjustments.
     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance, lease or other transfer by the Company of all or substantially all of its property, or any other change in the corporate structure or shares of the Company, pursuant to any of which events the then outstanding Shares are split up or combined, or are changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to, other shares of stock, or in the case of any other transaction described in section 424(a) of the Code, the Board may make such adjustment or substitution (including by substitution of shares of another corporation) as it may determine to be appropriate, in its sole discretion, in (i) the aggregate number and kind of shares that may be distributed in respect of Option exercises and/or awards under the Plan, (ii) the number and kind of shares subject to outstanding Options and/or the Option Price of such shares and (iii) the number and kind of shares represented by Deferred Stock Units outstanding under the Plan.

11. Conditions of Issuance of Stock Certificates.
     11.1 Applicable Conditions. The Company shall not be required to issue or deliver any certificate for Shares under the Plan prior to fulfillment of all of the following conditions:
(a)	the completion of any registration or other qualification of such Shares, under any federal or state law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Board shall, in its sole discretion, deem necessary or advisable;

(b)	the obtaining of any approval or other clearance from any federal or state governmental agency that the Board shall, in its sole discretion, determine to be necessary or advisable;

(c)	the lapse of such reasonable period of time following the event triggering the obligation to distribute shares as the Board from time to time may establish for reasons of administrative convenience; and

(d)	if required by the Board, in its sole discretion, the receipt by the Company from a Participant of (i) a representation in writing that the Shares received pursuant to the Plan are being acquired for investment and not with a view to distribution and (ii) such other representations and warranties as are deemed necessary by counsel to the Company.
     11.2 Legends. The Company reserves the right to legend any certificate for Shares, conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.
12. No Rights to Continued Service.
     Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant the right to continue service as a member of the Board or to be entitled to any remuneration or benefits not set forth in the Plan, Election Notice or Agreement
13. No Rights to Assets of the Company.
     Nothing in the Plan, in any grant made, or in any Election Notice or Agreement entered into pursuant hereto shall confer upon any Participant any right to any particular assets of the Company. A Participant’s rights under the Plan are limited to those rights of an unsecured creditor except to the extent Shares are actually issued to such Participant.
14. Amendment and Termination of the Plan.
     The Board, at any time and from time to time, may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan shall adversely affect any grants previously made, unless the written consent of the Participant is obtained.
15. Term of the Plan.
     The Plan shall have a term of ten years. No grants or awards may be made after such termination, but termination of the Plan shall not, without the consent of any Participant who then holds Awards, alter or impair any rights or obligations in respect of such Awards.
16. Governing Law.
     The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the choice of law principles thereof, except to the extent that such laws are preempted by Federal law.
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/s/ John Bumpus
Executive Vice President and
Chief Administrative Officer